Exhibit 99.1

CUSIP No. 37653T108	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Gladstone Acquisition Corporation.

Dated:    February 14, 2022

Gladstone Sponsor, LLC

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Manager

By:	/s/ David Gladstone
Name:	David Gladstone